EXHIBIT 10.03

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

This Amendment No. 1 to the Asset Purchase Agreement (the "Amendment") dated August 17, 2017 is entered into by and between Social Reality, Inc. (the “Buyer”), a corporation organized under the laws of the State of Delaware, and Leapfrog Media Trading, Inc. (the "Seller"), a corporation organized under the laws of the State of Delaware.

WHEREAS, the Buyer and the Seller are parties to that certain Asset Purchase Agreement, dated April 20, 2017 (the "Asset Purchase Agreement"), pursuant to which, among other things, the Buyer agreed, on the Closing Date, to acquire the Purchase Assets from the Seller on the terms and subject to the conditions set forth in the Asset Purchase Agreement;

WHEREAS, capitalized terms used in this Amendment, but not otherwise defined herein, are used herein with the respective meanings ascribed to such terms under the Asset Purchase Agreement;

WHEREAS, in expectation of the Closing of the Asset Purchase Agreement, Buyer and Seller wish to (i) amend the Asset Purchase Agreement as set forth herein, and (ii) facilitate Buyer’s payment of the Purchase Price to Seller on the date hereof by Buyer’s delivery of the Securities.

NOW, THEREFORE, in consideration of the foregoing, and the mutual terms, covenants and conditions herein below set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Amendments to the Asset Purchase Agreement. Buyer and Seller agree to the following amendments to the Asset Purchase Agreements.

(a)

Purchase Price. Section 2.3 of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“2.3

Purchase Price. The purchase price for the Purchased Assets is the Consideration Shares and the Warrants (the “Purchase Price”). At the direction of the Seller, and as full and complete payment of the Purchase Price, the Purchase Price shall be paid at Closing as follows:

No. of Consideration Shares	Recipient

184,000	DIP SVP1, LP
16,000	Gregory Goldberg
200,000

No. of Warrants Recipient

350,000	DIP SVP1, LP

The issuance of the Consideration Shares and Warrants (collectively, the “Securities”) shall be exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

(b)

Contracts. The term "Assigned Contracts" which appears in Section 3.8 of the Asset Purchase Agreement is hereby changed to "Material Contracts."

(c)

Schedule 2.1. Schedule 2.1 attached to the Asset Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 2.1 attached to this Amendment.

(d)

Material Contract Assignment and Assumption Agreement.All references to a Material Contract Assignment and Assumption Agreement to be entered into by the parties at the Closing of the

Asset Purchase Agreement is hereby deleted in its entirety, it being the understanding of the parties that the Buyer shall not assume any contracts of the Seller, except as specifically provided on Schedule 2.1.

(e)

Documents to be Delivered by Seller. Section 7 of the Asset Purchase Agreement is hereby amended to add the following:

"7.3

Post-Closing Deliverables. As soon as practicable following the Closing the Seller shall deliver the following to the Buyer:

(i)

Administrator account and/or administrator access to all services required to operate the Open DSP Platform and related technology, including, but not limited to, the Amazon Web Services;

(ii)

Administrator access to any and all services, control panels, or other login systems including, but not limited to, Zoho.com, Amazon Web Services, Slack.com, Github, with verification for each; and

(iii)

Evidence of transfer of domain name OPenDSP.com to GoDaddy account number 26692570."

(f)

No Other Revisions. Except as specifically set forth herein, all other terms and conditions of the Asset Purchase Agreement remain in full force and effect. .

2.

Disclosure Schedules. Seller hereby amends and restates the Disclosure Schedules in their entirety to read in the form attached as Exhibit A to this Amendment, it being understood and acknowledged by Buyer that such amendment and restatement is intended only to make certain clarifying and non-substantive changes requested by Buyer.

3.

Payment of Purchase Price.

(a)

Common Stock. On the Closing Date, Buyer shall deliver to Seller (on behalf of Sellers designees) Irrevocable Transfer Agent Instructions, in substantially the form attached as Exhibit B to this Amendment, covering the issuance of the Consideration Shares to DIP SVP1, LP and Gregory Goldberg as set forth in Section 1(a) hereof. Such Consideration Shares have been duly authorized and upon issuance will be validly issued, fully-paid and non-assessable.

(b)

Warrants. On the Closing Date Buyer shall issue to DIP SVP1, LP, Seller’s designee, in partial satisfaction of the Purchase Price under Section 2.3 of the Asset Purchase Agreement, a the Warrant, in the form attached as Exhibit D to Asset Purchase Agreement. Such Warrant has been duly authorized and upon issuance will be validly issued, fully-paid and non-assessable.

(c)

Leak Out Agreements. On the Closing Date, the Seller shall cause DIP SVP1, LP and Gregory Goldberg, Seller’s designees, a Leak Out Agreements, with Buyer in the forms attached as Exhibit C-1 and  Exhibit C-2, respectively, to this Amendment. Further, the Leak Out Agreement, dated the Closing Date, between Buyer and Seller is hereby terminated and of no further force and effect. ]

4.

Payoff of Debentures. Reference is made to the Senior Secured Convertible Debentures due June 3, 2018 (the “Debentures”) with an original issue date of June 3, 2016, which Debentures were issued by Seller to certain purchasers pursuant to that certain Securities Purchase Agreement, dated June 1, 2016, by and among Seller and the purchasers signatory thereto, and which such Debentures were subsequently purchased from all such purchasers by DIP SPV1 LP. On the Closing Date, the Seller shall deliver to Buyer a copy of a payoff letter, in substantially the form attached as Exhibit D hereto, being issued on such date by DIP SPV1 LP to Seller. Such payoff letter, among other things, shall confirm that, upon receipt by DIP SPV1 LP the shares of Buyer Common Stock and Warrants to purchase Buyer Common Stock issuable by Buyer to DIP SPV1 LP hereunder as Seller’s designee, DIP SPV1 LP will deem all of Seller’s outstanding debts and obligations owing under the Debentures and the related Security Agreement to have been paid-in-full and will deem all liens and encumbrances under such

Security Agreement to have been released, and the Debentures and the related Securities Purchase Agreement and Security Agreement to be terminated.

5.

Post-Closing Delivery. Immediately following the Closing, the Seller shall deliver to Buyer the complete system architecture diagram with system description and/or written operation manual.

6.

Miscellaneous. All terms not defined herein shall have the same meaning as in the Asset Purchase Agreement. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment. The headings in this Amendment are for reference only and shall not affect the interpretation of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and date first above written.

Social Reality, Inc.

By:	/s/ Christopher Miglino
Christopher Miglino, Chief Executive Officer

Leapfrog Media Trading, Inc.

By:	/s/ Constantine Goltsev
Constantine Goltsev, Managing Director

SCHEDULE 2.1

Purchased Assets

1.

all of the Intellectual Property which constitutes the OpenDSP Platform;

2.

the Purchased Domain Name;

3.

all right, title and interest in and to the website content appearing on the Purchased Domain Name, together with, without any limitation, any related Intellectual Property Rights to the website content, whether such rights are registered or not, and all rights of priority therein, and the right to recover for damages and profits and all other remedies for past infringements thereof, and any and all appurtenant goodwill associated therewith, all goodwill, customer lists;

4.

all other source codes and related assets which constitutes the OpenDSP platform;

5.

all marketing materials, plans, and techniques for driving traffic to the Purchased Domain Name;

6.

all right, title and interest in the following contracts:

(i)

Confidentiality/Non Solicitation/Non Circumvention Agreement dated on or about October 16, 2015 entered into by and between 9.8 Group Inc. (together with its affiliates) and LeapFrog Media Trading, Inc.;

(ii)

Intellectual Property Contribution Agreement between LeapFrog Media Trading, Inc. and each of:

(a)

Cresco Group LLC dated December 19, 2014;

(b)

Cresco Group LLC dated May 8, 2014;

(c)

Constantine Goltsev dated May 8, 2014;

(d)

Constantine Goltsev dated December 19, 2014; and

(e)

Arthur Meyerovich dated May 8, 2014;

7.

all rights to any Actions of any nature available to or being pursued by Seller to the extent related to the Purchased Assets, whether arising by way of counterclaim or otherwise;

8.

all of Seller's rights under warranties, indemnities and all similar rights against third parties to the extent related to any Purchased Assets;

9.

all insurance benefits, including rights and proceeds, arising from or relating to the Purchased Assets;

10.

originals, or where not available, copies, of all books and records, including, but not limited to, books of account, ledgers and general, financial and accounting  records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Authority), sales material and records (including pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), strategic plans, internal financial statements, marketing and promotional surveys, material and research and files relating to the Purchased Assets (“Books and Records”); and

11.

all goodwill and the going concern value of the Purchased Assets.

1

EXHIBIT A

Amended and Restated Disclosure Schedules

(Attached hereto)

1

EXHIBIT B

Form of Irrevocable Transfer Agent Instructions

(Attached hereto)

1

EXHIBIT C

Leak Out Agreement with DIP SPV1, LP

(Attached hereto)

1

EXHIBIT D

Leak Out Agreement with Gregory Goldberg

(Attached hereto)

1

EXHIBIT E

Form of Payoff Letter

(Attached hereto)

1